                                                                     Exhibit K.1

                         STOCK TRANSFER AGENCY AGREEMENT


     AGREEMENT, made as of May 30, 2003, by and between CALAMOS CONVERTIBLE AND HIGH INCOME FUND, a statutory trust organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Customer"), and THE BANK OF NEW YORK, a New York trust company (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

     2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

     3. "Officer" shall be deemed to be the Customer's Chief Executive Officer, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Treasurer, and any Assistant Secretary duly authorized by the Board of Directors of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

     4. "Shares" shall mean all or any part of each class of the shares of capital stock of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time, with respect to which the Bank is to act hereunder.

                                   ARTICLE II
                              APPOINTMENT OF BANK

     1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in
Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

     2. In connection with such appointment, the Customer shall deliver the following documents to the Bank:

     (a) A certified copy of the Certificate of Incorporation or other document evidencing the Customer's form of organization (the "Charter") and all amendments thereto;

     (b)  A certified copy of the By-Laws of the Customer;

     (c) A certified copy of a resolution of the Board of Directors of the Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

     (d) A Certificate signed by the Secretary of the Customer specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer, as such Certificate may be amended from time to time;

     (e) A Specimen Share certificate for each class of Shares in the form approved by the Board of Directors of the Customer, together with a Certificate signed by the Secretary of the Customer as to such approval and covenanting to supply a new such Certificate and specimen whenever such form shall change;

     (f) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the authorized and outstanding Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor);

     (g) A list of the name, address, social security or taxpayer identification number of each Shareholder, number of Shares owned, certificate numbers, and whether any "stops" have been placed; and

     (h) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the due authorization by the Customer and the validity and effectiveness of the use of facsimile signatures by the Bank in connection with the countersigning and registering of Share certificates of the Customer.

     3. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

     1. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

     (a) A certified copy of the amendment to the Charter giving effect to such increase, decrease or change;

     (b) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

     (c) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Customer increasing the authority of the Bank.

     2. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the Bank:

     (a) A certified copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be;

     (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Customer that no other order or consent is required; and

     (c) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

     1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

     (a) A Certificate authorizing the issuance of Share certificates in the new form;

     (b) A certified copy of any amendment to the Charter with respect to the change;

     (c) Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Customer, with a Certificate signed by the Secretary of the Customer as to such approval;

     (d) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Customer that the order or consent of no other governmental or regulatory authority is required; and

     (e) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares in the new form, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

     2. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.

                                    ARTICLE V
                         ISSUANCE AND TRANSFER OF SHARES

     1. The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any Shares.

     2. Shares will be transferred upon presentation to the Bank of Share certificates in form deemed by the Bank properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Customer, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

     3. All certificates representing Shares that are subject to restrictions on transfer (e.g., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreement, etc.), shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

     1. The Customer shall furnish to the Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or
(ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

     2. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, pay to the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash,
(i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and (ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

     3. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

     4. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.

                                   ARTICLE VII
                             CONCERNING THE CUSTOMER

     1. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

     2. Each copy of the Charter of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

     3. Customer hereby represents and warrants:

     (a) It is a business trust duly established and validly existing under the laws of Delaware.

     (b) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Customer. The execution, delivery and performance of this Agreement by Customer do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

                                  ARTICLE VIII
                               CONCERNING THE BANK

     1. The Bank shall not be liable and shall be fully protected in acting upon any oral instruction, writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized Officer or Officers of the Customer and the proper countersignature of the Bank.

     2. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

     3. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Directors of the Customer. The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Bank on such date of termination or such earlier date as may be requested by the Customer.

     4. The Bank may employ agents or attorneys-in-fact at the expense of the Customer, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

     5. The Bank shall only be liable for any loss or damage arising out of its own negligence or willful misconduct; provided, however, that the Bank shall not be liable for any indirect, special, punitive or consequential damages.

     6. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank except for any liability which the Bank has assumed pursuant to the immediately preceding section. The Bank shall be deemed not to have acted with negligence and not to have engaged in willful misconduct by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Customer, (iii) any Certificate or other instructions of an Officer, (iv) any written opinion of legal counsel for the Customer or the Bank, or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. Nothing contained herein shall limit or in any way impair the right of the Bank to indemnification under any other provision of this Agreement.

     7. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's due authorization by the Customer to issue Shares and the form and amount of authorized Shares.

     8. The Bank shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed provided, however, that in the event of such failure or delay the Bank shall use its best efforts to ameliorate the effects of any such failure or delay.

     9. At any time the Bank may apply to an Officer of the Customer for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. With prior notice to the Customer, the Bank may consult counsel to the Customer or its own counsel, at the expense of the Customer, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

     10. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Bank's Blanket Bond, the Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond. Non-negotiable Share certificates, the value of which exceed the limits of the Bank's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

     11. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank. Such instructions from the Customer shall be in such form as approved by the Board of Directors of the Customer in accordance with applicable law or the By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

     12. The Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Bank may deem necessary.

     13. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

     14. In case of any requests or demands for the inspection of the shareholder records of the Customer, the Bank will notify the Customer and endeavor to secure instructions from an Officer as to such inspection. The Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that the Bank will be held liable for the failure to exhibit the shareholder records to such person.

     15. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

     16. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

     (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Customer to request such issuance, sale or transfer;

     (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Customer to request such purchase;

     (c) The legality of the declaration of any dividend by the Customer, or the legality of the issue of any Shares in payment of any stock dividend; or

     (d)  The legality of any recapitalization or readjustment of the Shares.

     17. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) out-of-pocket expenses (including legal expenses and attorney's fees) reasonably incurred in connection with this Agreement and its performance hereunder, and (ii) the compensation for services as set forth in Schedule I.

     18. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

     19. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement or as required by law, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of the Customer, certified by its Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Directors certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Bank shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses reasonably made or reasonably incurred by the Bank and payable or reimbursable hereunder.

                                    ARTICLE X
                                 MISCELLANEOUS

     1. The indemnities contained herein shall be continuing obligations of the Customer, its successors and assigns, notwithstanding the termination of this Agreement.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at 1111 Warrenville Road, Naperville, IL 60564, or at such other place as the Customer may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street
(11E), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

     4. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the shares of capital stock of the Customer for which the Bank performs Services hereunder.

     5. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other party, and provided, further, that any reorganization, merger, consolidation, or sale of assets, by the Bank shall not be deemed to constitute an assignment of this Agreement.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

     7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

     8. The provisions of this Agreement are intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person by virtue of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                                CALAMOS CONVERTIBLE
                                       AND HIGH INCOME FUND

ILLEGIBLE                              By: /s/ Rhowena Blank
-----------------------------              ------------------------------
                                       Name: Rhowena Blank
                                             ----------------------------
                                       Title: Treasurer
                                              ---------------------------

Attest:                                THE BANK OF NEW YORK

ILLEGIBLE                              By: /s/ Jeffrey Grosse
-----------------------------              ------------------------------
                                       Name: Jeffrey Grosse
                                             ----------------------------
                                       Title: Vice President
                                              ---------------------------

                                   SCHEDULE I

                                                                     NON-PROFILE

                         STOCK TRANSFER AGENCY AGREEMENT


                                     between

                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND


                                       and

                              THE BANK OF NEW YORK


                            Dated as of May 30, 2003








             ACCOUNT NUMBER(S) ____________________________________

                                                         (BANK OF NEW YORK LOGO)


                         STOCK TRANSFER FEE PROPOSAL FOR

                     CALAMOS CONVERTIBLE & HIGH INCOME FUND

                                  MARCH 28, 2003

ISSUES COVERED: HIGH INCOME FUND

MINIMUM SERVICE FEE

   MONTHLY MINIMUM FEE FOR STOCK TRANSFER SERVICES......$ 2,100.00
   (If the fees from the services individually priced below do not exceed the MONTHLY MINIMUM, the difference will be billed to your account)

ACCOUNT MAINTENANCE

    EACH ACTIVE ACCOUNT MAINTAINED (PER ANNUM-BILLED MONTHLY).......... $ 3.72

    EACH INACTIVE OR CLOSED ACCOUNT MAINTAINED {PER ANNUM-BILLED MONTHLY) $ 1.20

        INACTIVE: AN ACCOUNT WITH A ZERO BALANCE, UN-CASHED CHECKS, STOP NOTATIONS ON CERTIFICATE HISTORY OR PENDING 1099 TAX
        REPORTING.

        CLOSED: AN ACCOUNT MAINTAINED ON THE DATABASE FOR EIGHTEEN MONTHS TO FACILITATE RESEARCH REQUESTS FROM SHAREOWNERS. THERE IS A ZERO BALANCE AND NO PENDING ACTIVITY IN ANY CATEGORY. A CLOSED ACCOUNT IS SCHEDULED TO BE PURGED FROM THE DATA-BASE.

        (The maintenance fee includes 'general services' and all services identified as "included")

A. GENERAL SERVICES

    [ ] Opening new accounts and soliciting taxpayer identification numbers, where necessary
    [ ]  Posting debits and credits
    [ ]  Maintaining certificate history
    [ ]  Placing and releasing stop transfer notations
    [ ]  Processing address changes
    [ ]  Maintaining dividend and/or seasonal addresses
    [ ]  Responding to shareowner correspondence
    [ ]  Obtaining and posting Taxpayer Identification Number certifications
    [ ] Purging closed accounts that meet selective criteria (e.g., no outstanding checks, no stops maintained against certificates, etc.)

B. BASIC PROXY AND ANNUAL MEETING SERVICES;

     PROVIDING PROXY SERVICES FOR ANNUAL SHAREHOLDER MEETING
     (PER ACCOUNT).........................................INCLUDED
      (Note: If Proxy Services is performed by a third party, nothing changes in this fee structure)

    CONVERTING PROXY TAPE FILES FROM OUTSIDE AGENT FOR ISSUANCE OF PROXY
    MATERIAL
        (MINIMUM FEE PER TAPE IN BNY FORMAT)...............$ 500.00

    PROVIDING AND/OR RECEIVING SHAREHOLDER PROXY INFORMATION TO AND FROM A THIRD PARTY

    (PER ACCOUNT-BILLED WHEN PROXY TAPE IS FORWARDED/RECEIVED
     TO/FROM AGENT)........................................$ 0.10

    MINIMUM FEE TO PROVIDE OR RECEIVE TAPE DATA TO/FROM THIRD PARTY ..$ 1,500.00

               Calamos Convertible & High Income Fund - Fee page 1
                             Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)



Basic proxy and annual meeting services functions include the following:

     [ ]    Supplying broker and nominee list to solicitor to identify requirements for material needed
     [ ]    Printing name, address and number of shares on proxy cards
     [ ]    Mailing proxy material and annual report
     [ ]    Suppressing the mailing of multiple annual reports as requested
     [ ]    Tabulating proxies returned by shareowners
     [ ]    Tracking proxy cards marked for attendance at the annual meeting
     [ ]    Providing un-voted listing for registered holders and DTC
            participants
     [ ]    Providing one Inspector of Election for the annual meeting
     [ ]    Providing remote access to the proxy tabulation file for the client and solicitor (if any) for daily tabulation results
     [ ]    Preparing a list of record date holders
     [ ]    Preparing daily tabulation reports and report of final vote
     [ ]    Maintaining an automated link with DTC and ADP to receive
            transmissions of broker votes
     [ ]    Processing omnibus proxies for respondent banks
     [ ]    Providing copies of proxies containing shareowner comments

C. STOCK TRANSFER INFORM SYSTEM ACCESS:

       MONTHLY FEE FOR ACCESS TO THE SYSTEM................INCLUDED

     [ ] Providing access to The Bank of New York's mainframe inquiry and internet-based system for management reporting and shareowner records from company's office
     [ ] Providing daily data for registered holders and DTC participants (including geographic analyses, VIP reporting, share distribution, etc.)
            (Reporting DTC data is subject to additional charge to company directly from DTC)
     [ ] Providing daily access to proxy tabulation file during annual meeting season

D. TELEPHONE CALLS

   EACH TELEPHONE CALL RECEIVED FROM SHAREOWNERS:
   IVR CALLS (EACH CALL COMPLETED THROUGH THE IVR)........................$ 0.75
   EACH CALL HANDLED BY A LIVE CSR (FOR SHAREOWNERS THAT OPT OUT OF IVR)..$ 3.25


     [ ] Provide general 800 number for shareowner inquiries and Interactive Voice Response (IVR) system
     [ ] Provide adequate staffing to manage and achieve an acceptable average speed of answer (ASA)



E. CERTIFICATE ISSUANCE

   EACH CERTIFICATE OR DRS STATEMENT ISSUED AND REGISTERED
   (ROUTINE TURNAROUND).................................................. $ 2.50
   EACH LEGAL TRANSFER PROCESSED (Non-Routine Turnaround) ............... $25.00
   EACH OPTION EXERCISED (Per Transaction, excluded from monthly minimum) $15.00
   EACH SAME DAY ISSUANCE TRANSACTION (Including DWACs).................. $25.00


               Calamos Convertible & High Income Fund - Fee page 2
                             Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)

 Certificate issuance functions include the following:
    [ ] Qualifying under rules of the NYSE, AMEX, and NASDAQ to act in dual capacity of transfer agent and registrar
    [ ] Maintaining mail and window facilities for the receipt of transfer requests as required by NYSE and AMEX rules
    [ ] Examining transfer requests for proper documentation- routine and non-routine
    [ ] Verifying that an original issuance is properly authorized and has all necessary approvals
    [ ] Verifying that no stop orders are held against the surrendered certificates
    [ ] Recording canceled and issued certificates by registration, certificate number, number of shares and date issued/canceled
    [ ]   Processing restricted transfers
    [ ]   Processing legal transfers based on supporting documentation
    [ ]   Replacing lost, destroyed or stolen certificates
    [ ]   Furnishing daily transfer journals


F.   INCOME DISBURSEMENT (WHEN APPLICABLE)
     -------------------

     EACH CALCULATION AND DISBURSEMENT ISSUED............................$  1.00
     EACH WIRE TRANSFER MADE.............................................$ 15.00
     SET-UP OF ACH INFORMATION (PER ACCOUNT)...........................APPRAISAL
     EACH ACH TRANSMISSION (PER ACCOUNT).................................$  0.10
       MINIMUM FEE (PER TRANSMISSION)....................................$250.00
     EACH ACH ACKNOWLEDGMENT MAILED......................................$  0.25
       MINIMUM FEE (PER MAILING).........................................$250.00

Income disbursement functions include the following:
    [ ]   Calculating disbursements and mailing entitlement
    [ ]   Reconciling checks
    [ ]   Preparing payment register in list or microfiche form
    [ ] Withholding and filing taxes for non-resident aliens and uncertified accounts
    [ ]   Filing federal tax information returns on tape
    [ ]   Mailing required statements (Form 1099) to registered holders
    [ ]   Maintaining stop files and issuing replacement checks
    [ ]   Maintaining payment orders and addresses

 G. NON-RESIDENT ALIEN (NRA) MAINTENANCE AND PROCESSING SERVICES
    ------------------------------------------------------------
   (IN ACCORDANCE WITH NRA TAX WITHHOLDING RULES MANDATED BY THE INTERNAL REVENUE SERVICE)

    (APPLICABLE TO DIVIDEND PAYERS AND ANY TYPE OF DISBURSEMENTS PROCESSED)

     ANNUAL ACCOUNT MAINTENANCE FOR EACH BENEFICIAL OWNER ACCOUNT ON
     ------
        SYSTEM ...........................................................$ 1.50
        Billed monthly (Each Beneficial Holder Account)...................$0.125
        (The account maintenance is subject to a monthly minimum of $100.00. If the monthly per account maintenance fee does not exceed the minimum fee, the difference will be billed to your account)

     EACH FOREIGN INTERMEDIARY OR NOMINEE IDENTIFIED
        (EACH DIVIDEND OR OTHER DISBURSEMENT TO HOLDERS).................$250.00
        (The fee is applicable for all IDENTIFIED FOREIGN INTERMEDIARIES whether
                                       ---------------------------------
        required to perform NRA record keeping or not)





               Calamos Convertible & High Income Fund - Fee page 3
                              Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)


Maintenance and processing services include the following:

     [ ]    Coding the system to establish the Program

     [ ]    Perform maintenance for Form W-8 BEN three times per year

     [ ]    Reviewing and examining beneficial holders file submitted

     [ ]    Establishing control and update beneficial holders file

     [ ] Controlling and returning information which need further clarification

     [ ] Adding new names either manually or through external tape, cartridge or diskette (in Bank of New York format)

     [ ]    Processing address changes

     [ ]    Providing periodic investment reports to the company

     [ ]    Distributing relevant reports

     [ ]    Responding to established contacts of the nominee accounts

DIRECT PURCHASE & SALE PLAN (WHEN APPLICABLE)

    COMPANY PAID

     MONTHLY ADMINISTRATION FEE (PER PLAN).................INCLUDED

    SHAREOWNER PAID

     EACH DIVIDEND REINVESTED (PER ACCOUNT)...............................$ 2.50
     EACH OPTIONAL CASH INVESTMENT (PER TRANSACTION)......................$ 5.00
     EACH FULL OR PARTIAL SALE OF SHARES UPON LIQUIDATION
     OR TERMINATION (PER TRANSACTION).....................................$15.00

     EACH WITHDRAWAL OF SHARES (PER OCCURRENCE, CERTIFICATED ISSUED)... INCLUDED
     EACH DEPOSIT OF SHARE CERTIFICATES (PER OCCURRENCE)................INCLUDED
     EACH BOOK-TO-BOOK TRANSFER (PER OCCURRENCE)........................INCLUDED
     BROKERAGE COMMISSION (PER SHARE PURCHASED OR SOLD).................. $ 0.10
     EACH NON-SHAREOWNER ACCOUNT OPENED (IF APPLICABLE).................. $10.00

 Direct purchase and sale plan functions include the following:

     [ ]    Processing enrollments of new accounts
     [ ]    Processing dividends for reinvestment
     [ ]    Processing optional cash payments on periodic basis (weekly, bi-monthly, monthly, etc.)
     [ ]    Monitoring cash payments for amounts in excess of plan limits
     [ ]    Preparing participant statements of account, after each transaction, showing activity for current period
     [ ]    Processing requests for liquidation and termination according to plan specifications
     [ ]    Issuing certificates to participants upon request for withdrawal
     [ ]    Receiving certificates from participants for deposit into the plan
     [ ]    Processing requests from participants for Book-to-Book transfers
     [ ]    Providing periodic investment reports to the company
     [ ]    Preparing Form 1099B to report sale proceeds

 LOST SHAREHOLDER SEARCH (Required under SEC Rule 17ad-l7 and 17a-24)


    ELECTRONIC SEARCH PROGRAM (Two Required Annually

    MANAGEMENT AND SET-UP FEE PER SEARCH).................................$75.00
    EACH LOST ACCOUNT SEARCHED............................................$ 3.50
                                      AND

    IN-DEPTH SEARCH PROGRAM

     MANAGING AND CONDUCTING LOST ACCOUNT SEARCH..............No Additional Cost

               Calamos Convertible & High Income Fund - Fee page 4
                             Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)

Lost shareholder search functions include the following:
   [ ]    Searching for better addresses semi-annually
   [ ]    Sending verification notice to shareholder
   [ ]    Reviewing and clearing legal items
   [ ]    Posting new address and clearing unclaimed property
   [ ] Conducting in-depth research in conjunction with a third party vendor. (may involve charge to shareholder if they request the third party vendor services)


        ADDITIONAL SERVICES EXCLUDED FROM ANY OVERALL MONTHLY MINIMUM FEE

 SHAREOWNER LISTS & ANALYSES:

     STANDARD SHAREOWNER LISTS, ANALYSES OR LABELS (Per Account)........$  0.03
     MINIMUM FEE PER LIST, ANALYSIS OR LABEL............................$500.00

     ADDITIONAL WEEKLY, MONTHLY OR CUSTOM LISTS OR ANALYSES ..........APPRAISAL

 SPECIAL & OTHER MAILINGS:

     MINIMUM FEE PER MAILING............................................$250.00
     SEPARATE MAILING OF MISCELLANEOUS REPORTS {Per Account)............$  0.10


     ALL OTHER MAILINGS:

    PREPARING AND MACHINE INSERTING UP TO TWO ENCLOSURES (Per Account)....$ 0.10
    INSERTING ADDITIONAL ENCLOSURES (Per Enclosure).......................$ 0.03

    INSERTING ENCLOSURES MANUALLY........................APPRAISAL
    MATCHED MAILINGS.....................................APPRAISAL


 ESCHEATMENT

     DUE DILIGENCE MAILING (PER ACCOUNT).................................$  1.00
       MINIMUM FEE.......................................................$250.00
     EACH ABANDONED PROPERTY REPORT FILED DIRECTLY (PER STATE)...........$ 75.00
     EACH ABANDONED PROPERTY REPORT PROVIDED TO CLIENT (PER STATE).......$ 50.00
     EACH SHAREOWNER ACCOUNT REPORTED....................................$  2.00

 Escheatment functions include the following:

     [ ]    Preparing preliminary report of abandoned property

     [ ] Performing "due diligence" mailing to holders with abandoned property

     [ ]    Clearing property for holders responding to the mailing

     [ ] Preparing final report and remitting abandoned property to each State

               Calamos Convertible & High Income Fund - Fee page 5
                             Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)

OPTIONAL PROXY & ANNUAL MEETING SERVICES: SUBJECT TO FEE REVISION ADJUSTMENT
                                          AFTER THE FIRST SHAREHOLDER MEETING
                                          IS HELD.


     INTERNET / TELEPHONE VOTING

     SET-UP AND ADMINISTRATION (INCLUDES DEDICATED 800#)..............$ 4,000.00

     CUSTOM CHANGES TO 800#............................................APPRAISAL
     CUSTOM CHANGES TO WEBSITE.........................................APPRAISAL
     ALTERATIONS TO WEBSITE AFTER FINAL SIGN-OFF.......................APPRAISAL

     EACH PROXY VOTED BY PHONE............................................$ 0.22
     EACH PROXY VOTED BY INTERNET.........................................$ 0.07


OTHER SERVICES

The following services, not included in our basic services, are available upon request:

    [ ]     Stock option plan administration
    [ ]     Automated direct dividend deposit service solicitation
    [ ]     Stock dividend / split processing
    [ ]     Rights Agent
    [ ]     Warrant Agent
    [ ]     Reorganization services for corporate actions (e.g., tenders, exchanges, spin offs, etc.)
    [ ]     Odd lot processing services
    [ ]     Non shareowner mail list maintenance
            Second mailing for proxies
    [ ]     Processing outgoing tapes
    [ ]     Processing incoming tapes (in BNY format)
    [ ]     Processing special circumstance external proxy files (in BNY format)
    [ ]     Proxy Internet & telephone voting
    [ ]     House-holding proxy services

 CONTRACT EXPIRATION

 Our fees are effective for a period of two years, and are billed monthly.

                           EXPENSES AND OTHER CHARGES

 OUT-OF-POCKET EXPENSES

 Out-of-pocket expenses include, but is not limited to: cost of stationery and supplies, such as transfer sheets, dividend checks, etc., together with any disbursement for telephone, including allocation for 800 carrier phone service, mail insurance premiums, bulk rate handling, records storage, travel for annual meeting, individual client link-up charges for ADP, tape charges from DTC, charges for broker movement of shares through DTC, legal counsel etc. are billed in addition to the above fees.

 SECONDARY OFFERINGS

 A fee of $3,500 will be imposed for additional activities associated with the acceptance of appointments involving secondary public offerings.

 OTHER SERVICES

 Fees for any services not specified above will be based on an appraisal of the work to be performed or on the Bank's standard fees at the time of the request.

 REGULATORY CHANGES

 Fees for any new services or requirements requested by any governmental regulatory agency will be assessed on the appraisal of the work to be performed at the time of the request from the agency.


               Calamos Convertible & High Income Fund - Fee page 6
                              Issued March 28, 2003

                                                         (BANK OF NEW YORK LOGO)

INTEREST

Interest of one and one-half percent (1.5%) per month plus a processing fee will be charged on all invoices unpaid for more than 30 days from receipt of invoice.

CONVERSION

There is usually no charge for converting the company's files to the Bank's system with the exception of any manual processing that may be necessary (e.g., outstanding check history from the current agent's file). A review of the current files and formats will be made to determine if any situation exists which will require extraordinary effort to complete the conversion. A charge may also be imposed for any significant number of closed shareholder accounts that the company requests be converted to the Bank's system. Any charge will be discussed with the company prior to work commencing.

TERMS OF PROPOSAL

THE BANK OF NEW YORK'S FINAL ACCEPTANCE OF THIS APPOINTMENT IS SUBJECT TO THE FULL REVIEW AND APPROVAL OF ALL RELATED DOCUMENTATION. THE FEES PRESENTED HEREIN ARE BASED ON DATA CURRENTLY AVAILABLE. IF THERE ARE ANY CHANGES IN THE SCOPE OR COMPLEXITY OF THE JOB REQUIREMENTS, THE FEES WILL BE REVIEWED AND ADJUSTED ACCORDINGLY. THIS OFFER IS SUBJECT TO REVISION IF WE DO NOT ENTER INTO A WRITTEN AGREEMENT WITHIN SIXTY DAYS OF THE DATE OF THIS PROPOSAL.

DOCUMENTATION OF APPOINTMENT

The Bank of New York reserves the right to suspend all conversion activities, (or closing activities in the case of an Initial Public Offering), if the following documentation is not received prior to our effective date as transfer agent and registrar. YOUR BANK OF NEW YORK STOCK TRANSFER RELATIONSHIP MANAGER WILL PROVIDE SAMPLES OF THE FOLLOWING DOCUMENTATION AS NEEDED.

-     STOCK TRANSFER AGENCY AGREEMENT

- OPINION OF COUNSEL AS TO: THE VALIDITY OF SHARES OUTSTANDING, PROPER ORGANIZATION OF COMPANY, ETC.

-     UNDER THE SEAL OF THE CORPORATE SECRETARY
        A Copy of the Corporate By-Laws
        Specimen stock certificate
        Certificate of Incorporation with amendments
        List and sample signature of authorized signers

-     SECRETARY'S CERTIFICATION AS TO:
        Number of shares, by each class; chartered, authorized, issued and outstanding on effective date
        All remaining shares to be issued out of each reserve established for option plans, restricted stock, new and secondary issues, etc.

-     NEW YORK STATE TAX FORM

-     EMPLOYER APPOINTMENT OF AGENT - I.R.S. FORM 2678

 TERMINATION

 The Bank's appointment as stock transfer agent may be terminated only in accordance with the provisions of the Agreement. At any client termination outside of the provisions, a fee of ten percent (10%) of the previous twelve
 (12) months' fees, subject to a minimum of $2,000, will be charged plus associated expenses for lists, tapes, etc., requested by the successor agent. These charges are made to compensate for the additional time and expense involved in re-routing certificates and correspondence sent to us and for other related administrative and clerical duties.

 CONFIDENTIALITY

 The information contained in this proposal is confidential. It is intended only for the directors, officers, employees and consultants of the Company who must analyze it to make a determination regarding the services to be provided.

 By receipt of this proposal, recipient agrees not to divulge any of the information contained herein to any third party.

(C) 2003- THE BANK OF NEW YORK            Calamos Conv & High Inc 3/28/03IPO.DOC

               Calamos Convertible & High Income Fund - Fee page 7
                             Issued March 28, 2003

Name: Calamos Convertible & High Income Fund         Number of Shares Authorized
                                                     Pref. 1st _________________

Address: 1111 E. Warrenville Road, Naperville,       Pref. 2nd _________________
         Illinois 60563                              Common
________________________________________________________________________________
       I, James S. Hamman, Jr. secretary of Calamos Convertible & High Income Fund hereby certify that the Trust keeps a place for sale, transfer or delivery of its stock at 28 E. 28th Street, in the city of New York, New
York.

       Organized March 12, 2003, Laws of the State of Delaware


                                        /s/ James S. Hamman, Jr.
                                        _________________________________
                                        Signature of Secretary




 State of New York
 City of____________________ss:
 County of__________________

On this____day of_____________, 20__, before me the subscriber, personally came _________________________, to me known, and who being by me duly sworn, did depose and say that he/she is a trustee/president/secretary of the trust/corporation/association named above and that he/she executed the foregoing certificates on behalf of that trustee/corporation/association pursuant to authority vested in him/her by a vote of the board of directors of that corporation/association/trustee.

                                       ___________________________ Notary Public

                                                           Commissioner of Deeds

File this form with the New York State Tax Department. Our authority to require associations, corporations and trustees to file this form is in Section 275-a of the Tax Law. The information will be used primarily for the stock transfer tax administration and for other lawful purposes. Failure to file this form is a misdemeanor punishable by fine and imprisonment.

                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND

                AMENDMENT TO THE STOCK TRANSFER AGENCY AGREEMENT

      This is an amendment ("Amendment") to the Stock Transfer Agency Agreement ("Agreement") dated as of May 30,2003, by and between Calamos Convertible and High Income Fund (the "Trust") and THE BANK OF NEW YORK("Bank").

      In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

The following language is added to Schedule I of the Agreement:

      The Bank shall bear all expenses associated with accounts maintained by the Bank from time to time for the receipt and disbursement of monies paid by, or payable to, investors in the Trust pursuant to this Agreement and shall be entitled to retain any earnings credits or other income arising from those accounts.

      All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

       Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.


Dated: 4/5/06


CALAMOS CONVERTIBLE AND HIGH INCOME FUND            THE BANK OF NEW YORK


By: /s/ James S. Hamman, Jr.                       By: /s/ illegible

Title: Secretary                                   Title: Vice President